Exhibit 3.1

Delaware

The First State

I, HARRIET SMITH WINDSOR, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF INCORPOARATION OF “AMPHASTAR PHARMACEUT’ICALS, INC.”, FILED IN THIS OFFICE THE NINETEENTH DAY OF MAY, A.D. 2004, AT 9:50 O’CLOCK P.M.

A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS.

	[SEAL]	/s/ HARRIET SMITH WINDSOR

3805480 8100		Harriet Smith Windsor, Secretary of State

040370001		AUTHENTICATION: 3122037

Date: 05-20-04

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State of Delaware Secretary of State Division of Corporations Delivered 10:22 PM 05/19/2004 FILED 09:50 PM 05/19/2004 SRV 040370001 — 3805480 FILE	CERTIFICATE OF INCORPORATION OF

AMPHASTAR PHARMACEUTICALS, INC.

I.

The name of this corporation is Amphastar Pharmaceuticals, Inc. (the “ Corporation ”).

II.

The address of its registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle, Delaware 19801. The name of its registered agent at such address is The Corporation Trust Company.

III.

The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware, as amended from time to time (the “Delaware Corporation Law”).

IV.

The Corporation is authorized to issue two classes of shares to be designated respectively Common Stock, par value $0.0001 per share (the “ Common Stock ”), and Preferred Stock, par value $0.0001 per share (the “ Preferred Stock ”). The total number of shares which the Corporation shall have the authority to issue is 120,000,000 consisting of 100,000,000 shares of Common Stock and 20,000,000 shares of Preferred Stock.

The Board of Directors of the corporation (the “Board”) is authorized, subject to any limitations prescribed by law, to provide for the issuance of shares of Preferred Stock in series, and to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, preferences, and rights of the shares of each such series and any qualifications, limitations or restrictions thereof.

Each share of Preferred Stock issued by the Corporation, if reacquired by the Corporation (whether by redemption, repurchase, conversion to Common Stock or other means), shall upon such reacquisition resume the status of authorized and unissued shares of Preferred Stock, undesignated as to series and available for designation and issuance by the Corporation in accordance with the immediately preceding paragraph.

Each outstanding share of Common Stock shall entitle the holder thereof to one vote on each matter properly submitted to the stockholders of the Corporation for their vote; provided, however, that, except as otherwise required by law, holders of Common Stock shall not be entitled to vote on any amendment to this Certificate of Incorporation (including any certificate of designation of Preferred Stock relating to any series of Preferred Stock) that relates solely to the terms of one or more outstanding series of Preferred Stock if the holders of such affected series are entitled, either separately or together as a class with the holders of one or more other such series, to vote thereon by law or pursuant to this Certificate of Incorporation (including any certificate of designation of Preferred Stock relating to any series of Preferred Stock).

V.

A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (a) for any breach of the director’s duty of loyalty to the Corporation or its stockholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) under Section 174 of the Delaware Corporation Law, or (d) for any

transaction from which the director derived an improper personal benefit. If the Delaware Corporation Law is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the Delaware Corporation Law as so amended.

The Corporation shall, to the fullest extent permitted by law, indemnify and upon request advance expenses to any person made or threatened to be made a party to an action or proceeding, whether criminal, civil, administrative or investigative, by reason of the fact that he, she, his or her testator or intestate is or was a director or officer of the Corporation (or any predecessor thereof), or serves or served at any other corporation, partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans maintained or sponsored by the Corporation, as a director, officer, employee or agent at the request of the Corporation (or any predecessor), against expenses (including attorney’s fees and expenses), judgments, fines, penalties and amounts paid in settlement incurred in connection with the investigation, preparation to defend or defense of such action, suit, proceeding or claim; provided; however, that the foregoing shall not require the Corporation to indemnify or advance expenses to any person in connection with any action, suit, proceeding, claim or counterclaim initiated by or on behalf of such person. Such indemnification shall not be exclusive of other indemnification rights arising under any bylaw, agreement, vote of directors or stockholders or otherwise.

Neither any amendment, modification nor repeal of this Article, nor the adoption of any provision of this Certificate of Incorporation inconsistent with this Article, shall eliminate, reduce or adversely affect, any right or protection of a director of the Corporation existing hereunder with respect to any act or omission occurring prior to such amendment, modification, repeal or adoption of an inconsistent provision.

VI.

Effective upon the closing of a firm commitment underwritten public offering of Common Stock of the Corporation, no action that is required or permitted to be taken by the stockholders of the Corporation at any annual or special meeting of stockholders may be effected by written consent of stockholders in lieu of a meeting of stockholders.

Special meetings of stockholders of the Corporation may be called only by the Chairman of the Board, the Chief Executive Officer, the President, the Chief Operating Officer or by the Board acting pursuant to a resolution adopted by a majority of the Whole Board, and any power of stockholders to call a special meeting is specifically denied. Only such business shall be considered at a special meeting of stockholders as shall have been stated in the notice for such meeting. For purposes of this Certificate of Incorporation, the term “Whole Board” shall mean the total number of authorized directors of the Corporation whether or not there exist any vacancies in previously authorized directorships.

VII.

The Board of Directors of the Corporation is expressly authorized to adopt, amend or repeal the Bylaws of the Corporation, but the stockholders may make additional by-laws and may alter or repeal any by-law whether adopted by them or otherwise.

Notwithstanding any other provision of this Certificate of Incorporation, the Bylaws of the Corporation or any provision of law which might otherwise permit a lesser vote or no vote, in addition to any vote of the holders of any class or series of stock of the Corporation required by law or by the Certificate of Incorporation or any Preferred Stock designation, the amendment or repeal of all or any portion of Article III, Section 3.2 (number of directors), Section 3.3 (election, qualification and term of office of directors), Section 3.4 (resignation and vacancies), Section 3.15 (removal of directors), Article VI (indemnity) or Article IX (amendments) of the Bylaws by the stockholders of the Corporation shall require the affirmative vote of the holders of at least sixty-six and two-thirds percent (66 2/3%) of the voting power of the then outstanding shares of voting stock entitled to vote generally in the election of directors, voting together as a single class.

VIII.

Elections of directors need not be by written ballot except and to the extent provided in the Bylaws of the Corporation.

IX.

The Corporation is to have perpetual existence.

X.

Subject to the rights of the holders of any series of Preferred Stock to elect additional directors under specified circumstances, the number of directors which constitute the whole Board of Directors of the Corporation shall be designated in the Bylaws of the Corporation.

XI.

Advance notice of new business at stockholders’ meetings and stockholder proposals and stockholder nominations for the election of directors shall be given in the manner and to the extent provided in the Bylaws of the Corporation.

XII.

Meetings of stockholders may be held within or without the State of Delaware, as the Bylaws may provide. The books of the Corporation may be kept (subject to any provision contained in the laws of the State of Delaware) outside of the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the Bylaws of the Corporation.

XIII.

The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by the laws of the State of Delaware, and all rights conferred herein are granted subject to this reservation; provided, however, that, notwithstanding any other provision of this Certificate of Incorporation, or any provision of law that might otherwise permit a lesser vote or no vote, but in addition to any vote of the holders of any class or series of the stock of this Corporation required by law or by this Certificate of Incorporation, the affirmative vote of the holders of at least 66-2 /3 % of the voting power of the then outstanding shares of voting stock entitled to vote generally in the election of directors, voting together as a single class, shall be required to amend or repeal Articles V, VI, VII, XI, XIII and XIV of this Certificate of Incorporation.

XIV.

The name and address of the incorporator of the Corporation is as follows:

David W. Nassif

11570 Sixth Street

Rancho Cucamonga, California 91730

I, THE UNDERSIGNED, being the incorporator, for the purpose of forming a corporation under the laws of the State of Delaware, do make, file and record this Certificate of Incorporation, do certify that the facts herein stated are true, and accordingly, have hereunto set my hand this 19th day of May, 2004.

s/ David W. Nassif
David W. Nassif

Delaware

The First State

I, HARRIET SMITH WINDSOR, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF MERGER, WHICH MERGES:

“AMPHASTAR PHARMACEUT’ICALS, INC.”, A CALIFORNIA CORPORATION, WITH AND INTO “AMPHASTAR PHARMACEUTICALS, INC.” UNDER THE NAME OF “AMPHASTAR PHARMACEUTICALS, INC.”, A CORPORATION ORGANIZED AND EXISTING UNDER THE LAWS OF THE STATE OF DELAWARE, AS RECEIVED AND FILED IN THIS OFFICE THE TWENTY-THIRD DAY OF JULY, A.D. 2004, AT 4:34 O’CLOCK P.M.

A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS.

	[SEAL]	/s/ HARRIET SMITH WINDSOR

3805480 8100M		Harriet Smith Windsor, Secretary of State

040541805		AUTHENTICATION: 3256440

Date: 07-27-04

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CERTIFICATE OF MERGER OF AMPHASTAR PHARMACEUTICALS, INC.,	State of Delaware Secretary of State Division of Corporations Delivered 08:31 PM 07/23/2004 FILED 04:34 PM 07/23/2004 SRV 040541805 — 3805480 FILE

a California corporation,

INTO

AMPHASTAR PHARMACEUTICALS, INC.,

a Delaware corporation

Amphastar Pharmaceuticals, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, as amended (the “DGCL”), in lieu of filing the Merger Agreement required by Section 252 of the DGCL, does hereby certify that:

FIRST: The name and state of incorporation of each of the constituent corporations participating in the merger herein certified is as follows:

Name of Corporation	State of Corporation

Amphastar Pharmaceuticals, Inc. (“California Amphastar”)	California
Amphastar Pharmaceuticals, Inc. (“Delaware Amphastar”)	Delaware

SECOND: An Agreement and Plan of Merger, dated as of July 23, 2004 (the “Merger Agreement”), by and between California Amphastar and Delaware Amphastar, has been approved, adopted, certified, executed and acknowledged by each of the aforementioned constituent corporations in accordance with Section 252 of the DGCL.

THIRD: The name of the surviving corporation in the merger herein certified is Amphastar Pharmaceuticals, Inc., a Delaware corporation.

FOURTH: The Certificate of Incorporation of Delaware Amphastar shall be the Certificate of Incorporation of said surviving corporation until it is further amended pursuant to the applicable provisions of the DGCL.

FIFTH: The merger shall be effective upon filing of this Certificate of Merger.

SIXTH: The executed Merger Agreement is on file at the office of the surviving corporation, located at 11570 6th Street, Rancho Cucamonga, California 91730.

SEVENTH: A copy of the aforementioned Merger Agreement will be furnished by the surviving corporation, on request and without cost, to any stockholder of any constituent corporation.

EIGHTH: The authorized capital stock of California Amphastar consists of Sixty Million (60,000,000) shares, of which Fifty Million (50,000,000) shares are “Common Stock,” and Ten Million (10,000,000) are “Preferred Stock.”

[Signature Page Follows]

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IN WITNESS WHEREOF, the parties have caused this Certificate of Merger to be duly executed by an authorized person (within the meaning of the DGCL) this 23rd day of July, 2004.

AMPHASTAR PHARMACEUTICALS, INC.,
a California corporation

/s/ DAVID W. NASSIF
David W. Nassif
Chief Financial Officer

AMPHASTAR PHARMACEUTICALS, INC.,
a Delaware corporation

/s/ DAVID W. NASSIF
David W. Nassif
Chief Financial Officer

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Delaware

The First State

I, HARRIET SMITH WINDSOR, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDEMENT OF “AMPHASTAR PHARMACEUT’ICALS, INC.”, FILED IN THIS OFFICE ON THE SEVENTEENTH DAY OCTOBER, A.D. 2005, AT 3:45 O’CLOCK P.M.

A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS.

	[SEAL]	/s/ HARRIET SMITH WINDSOR

3805480 8100		Harriet Smith Windsor, Secretary of State

050845874		AUTHENTICATION: 4230440

Date: 10-17-2005

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CERTIFICATE OF AMENDMENT OF	State of Delaware Secretary of State Division of Corporations Delivered 03:53 PM 10/17/2005 FILED 03:45 PM 10/17/2005 SRV 050845874 — 3805480 FILE

CERTIFICATE OF INCORPORATION

OF

AMPHASTAR PHARMACEUTICALS, INC.

AMPHASTAR PHARMACEUTICALS, INC., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

FIRST:   That, by meeting of the Board of Directors of such corporation as of August 28, 2005, resolutions were duly adopted setting forth a proposed amendment to the Certificate of Incorporation of such corporation, declaring such amendment to be advisable and directing its officers to submit the amendment to the stockholders of such corporation for consideration thereof. The resolutions setting forth the proposed amendment are as follows:

WHEREAS, it is deemed to be advisable and in the best interest of the Corporation and its stockholders that the Corporation’s Certificate of Incorporation be amended to increase the number of authorized shares of Common Stock;

NOW, THEREFORE, BE IT RESOLVED, that the first paragraph of Article IV of the Corporation’s Certificate of Incorporation be amended to read as follows:

“The Corporation is authorized to issue two classes of shares to be designated respectively Common Stock, par value $0.0001 per share (the “ Common Stock ”), and Preferred Stock, par value $0.0001 per share (the “ Preferred Stock ”). The total number of shares which the Corporation shall have the authority to issue is 320,000,000 consisting of 300,000,000 shares of Common Stock and 20,000,000 shares of Preferred Stock.”

RESOLVED FURTHER, that the officers of the Corporation be, and each of them hereby is, authorized, empowered and directed, on behalf of the Corporation, to submit the foregoing amendment to the stockholders of the Corporation for consideration thereof; and

RESOLVED FURTHER, that, following approval of the foregoing amendment by the stockholders of the Corporation, the officers of the Corporation be, and each of them hereby is, authorized, empowered and directed, on behalf of the Corporation, to prepare or cause to be prepared and to execute a Certificate of Amendment of the Corporation’s Certificate of Incorporation, to file or cause to be filed such Certificate of Amendment with the Secretary of State of the State of Delaware, and to execute such other documents and take such other actions as such officer or officers shall deem necessary, appropriate or advisable in order to carry out the intent and purposes of the foregoing resolutions.

SECOND:              That, thereafter, by majority vote of the holders of a majority of the outstanding shares of common stock of the corporation entitled to vote thereon pursuant to Section 216 of the General Corporation Law of the State of Delaware, the necessary number of shares required by statute were voted in favor of the amendment.

THIRD:                 That the amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, AMPHASTAR PHARMACEUTICALS, INC. has caused this certificate to be signed by David Nassif, its Chief Financial Officer, this 17th day of October, 2005.

AMPHASTAR PHARMACEUTICALS, INC.

By:	/s/ David Nassif
David Nassif,
Chief Financial Officer